                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan (As Amended through May 8, 2001) of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                          /s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 26, 2001











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